                                                                     EXHIBIT 4.9


                                 AMENDMENT NO. 7


         THIS AMENDMENT NO. 7, dated as of December __, 1998 (the "AMENDMENT") relating to the Credit Agreement referenced below, by and among NATIONAL MEDICAL CARE, INC., a Delaware corporation, certain subsidiaries and affiliates party to the Credit Agreement and identified on the signature pages hereto, and NATIONSBANK, N.A., as Paying Agent for and on behalf of the Lenders. Terms used but not otherwise defined shall have the meanings provided in the Credit Agreement.

                               W I T N E S S E T H

         WHEREAS, a $2.5 billion credit facility has been extended to National Medical Care, Inc. and certain subsidiaries and affiliates pursuant to the terms of that Credit Agreement dated as of September 27, 1996 (as amended and modified, the "CREDIT AGREEMENT") among National Medical Care, Inc., the other Borrowers, Guarantors and Lenders identified therein, and NationsBank, N.A., as Paying Agent;

         WHEREAS, the Company has requested the consent of the Paying Agent and the Lenders to amend the provisions of the Credit Agreement to provide for the obligations of certain of the Borrowers thereunder to be joint and several;

         WHEREAS, the required consents and modifications described herein require the consent of the Required Lenders; and

         WHEREAS, the Required Lenders have consented to the requested modifications on the terms and conditions set forth herein and have authorized the Paying Agent to enter into this Amendment on their behalf to give effect to this Amendment;

         NOW, THEREFORE, IN CONSIDERATION of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. The Credit Agreement is amended and modified in the following respects:

                  1.1. In Section 1.1, the following definitions are hereby amended or added to read as follows:

                           "CO-BORROWERS" means NMC and each of the Designated
                  Borrowers which has been designated as a "Co-Borrower" in a Borrower Joinder Agreement executed pursuant to Section 3.16 in which it has agreed that its liability hereunder shall be joint and several with the other Co-Borrowers.

                           "PRIMARY BORROWERS" means (i) those Borrowers
                  identified as such on SCHEDULE 2.1(A)-2, (ii) any Borrower designated as a Primary Borrower in a Borrower Joinder Agreement executed pursuant to Section 3.16, and (iii) any Co-Borrower.

                  1.2 Section 2.1 (Revolving Loans) is hereby amended as follows:

                           (i) by deleting the words "on behalf of a Primary Borrower" in the first sentence of clause (b)(i) thereof and inserting the words, "on behalf of the Co-Borrowers or any other Primary Borrower" in place thereof;

                           (ii) by deleting clause (B) from the second sentence of clause (b)(i) thereof and inserting the following clause in its place "(B) the applicable Borrower or the Co-Borrowers,";

                           (iii) by deleting the words "for the account of each such Primary Borrower" from the first sentence of clause
                  (b)(iii) thereof and inserting in place thereof the words "for the account of the Co-Borrowers or of each such Primary Borrower, as applicable, in each case"; and

                           (iv) by inserting the words "(but each Loan to the Co-Borrowers will count as one Loan)" in subsection (f) at the end of clause (i) of the last sentence thereof.

                  1.3 Section 2.5 (Domestic Swingline Loan Subfacility) is hereby amended as follows:

                           (i) by deleting the words "on behalf of a Primary Borrower" in the first sentence of clause (b)(i) thereof and inserting the words, "on behalf of the Co-Borrowers or any other Primary Borrower" in place thereof;

                           (ii) by deleting clause (B) from the second sentence of clause (b)(i) thereof and inserting the following clause in its place "(B) the applicable Borrower or the Co-Borrowers,";

                           (iii) by inserting the words "on behalf of the Co-Borrowers" immediately after the words "the Company shall be deemed to have requested" in the second sentence of clause
                  (iii) thereof; and

                           (iv) by inserting the words "the Co-Borrowers or" immediately before the words "the applicable Primary Borrower" in the third sentence of clause (iii) thereof.

                  1.4 Section 2.7(e) is hereby amended by deleting the words "on behalf of a Primary Borrower" from the first sentence thereof and inserting the words "on behalf of the Co-Borrowers or any other Primary Borrower" in place thereof.

                  1.5      Section 3.16 is hereby amended as follows:

                           (i) by inserting the following at the end of the first sentence of clause (a) thereof:

                           "and, if applicable, requesting that the Applicant
                  Borrower be a Co-Borrower hereunder. The Designated Borrower Limit for any Co-Borrower shall be the same as the Designated Borrower Limit in effect for the Company."

                           (ii) by inserting the following proviso at the end of clause (b) thereof:

                           "PROVIDED, that a Co-Borrower (other than NMC) shall
                  cease to be a Borrower on the date that the Paying Agent receives such request."

                  1.6 Section 3.17 is hereby deleted in its entirety and the following substituted therefor:

                           "3.17    SEVERAL LIABILITY OF BORROWERS; JOINT AND
                  SEVERAL LIABILITY OF CO-BORROWERS. The obligations of the Borrowers, as Borrowers, are several, and not joint, obligations of each of the Borrowers; PROVIDED, that the obligations of the Company and the other Co-Borrowers shall be joint and several."

                  1.7      A new Section 6.16 is added to read as follows:

                           "6.16  YEAR 2000 COMPLIANCE. Holdings and the Company
                  have each (i) initiated a review and assessment of all material areas within its and each of its Subsidiaries' business and operations (including those affected by major suppliers, vendors and account debtors) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by Holdings or any of its Subsidiaries (or such suppliers, vendors and account debtors) may be unable to recognize and perform properly date-sensitive functions involving any date after December 31, 1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan, to the extent that the timetable is controlled by Holdings and its Subsidiaries and not by third parties, on a timetable consistent with addressing the Year 2000 Problem on a timely basis. Based on the foregoing, Holdings currently believes that all computer applications used by Holdings or any of its Subsidiaries that are material to its or any of its Subsidiaries' business and operations are reasonably expected to be able to perform properly date-sensitive functions for all dates after January 1, 2000 (that is, be "Year 2000 compliant"), except to the extent that a failure to do so could not reasonably be expected to have Material Adverse Effect."

                  1.8      The following shall be inserted at the end of clause
         (iv) of Section 7.1(b):

                           ; PROVIDED, that, in the case of the Co-Borrowers,
                  the requirements of this clause (iv) shall be satisfied by the delivery of a company-prepared consolidated balance sheet of the Company, the Co-Borrowers and their respective Subsidiaries and related company-prepared consolidated statements of income and retained earnings;

                  1.9      A new Section 7.16 is added to read as follows:

                           "7.16 YEAR 2000 COMPLIANCE. Holdings and the Company
                  will promptly notify the Paying Agent in the event either discovers or determines that any computer application (including those of its suppliers, vendors and customers) that is material to Holdings' or any of its Subsidiaries' (including the Company's and its Subsidiaries') business and operations will not be Year 2000 compliant, except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect."

                  1.10 SCHEDULE 3.16-1 to the Credit Agreement is hereby amended by deleting said SCHEDULE 3.16-1 in its entirety and substituting in place thereof a new SCHEDULE 3.16-1 in the form of ANNEX A to this Amendment.

         2. Pursuant to Section 3.16, the Company requests that each of the Subsidiaries identified on ANNEX B hereto (collectively, the "DESIGNATED CO-BORROWERS") be designated as Co-Borrowers hereunder and confirms that it has delivered, or will deliver, a Borrower Joinder Agreement in the form specified by Section 3.16 to the Paying Agent on behalf of each of the Designated Co-Borrowers. The Required Lenders hereby consent to the joinder of each of the Designated Co-Borrowers as a Designated Borrower under the Credit Agreement as amended hereby, subject to and effective upon the delivery to the Paying Agent of executed promissory notes, if any, required in connection therewith, and supporting resolutions, articles of incorporation, bylaws, incumbency certificates, opinions of counsel and such other items as the Paying Agent may request, and hereby waive the provision contained in Section 3.16 that such joinder become effective ten days after such consent and delivery.

         3. The Company hereby agrees that its obligations under the Credit Agreement as a Borrower are joint and several with the obligations of the other Co-Borrowers thereunder.

         4. This Amendment shall be effective upon receipt by the Paying Agent of (i) copies of this Amendment executed by the Company and the other members of the Consolidated Group identified on the signature pages hereto, and
(ii) the consent of the Required Lenders to this Amendment.

         5. Except as modified hereby, all of the terms and provisions of the Credit Agreement (and Exhibits and Schedules) remain in full force and effect.

         6. The Company agrees to pay all reasonable costs and expenses of the Paying Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of Moore & Van Allen, PLLC.

         7. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and its shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

         8. This Amendment, and the Credit Agreement as amended hereby, shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.


BORROWERS:                    NATIONAL MEDICAL CARE, INC.,
                                    a Delaware corporation

                                    By /s/ Ben J. Lipps
                                       -----------------------------------------
                                       Name:  Ben J. Lipps
                                       Title: President

                                    FRESENIUS MEDICAL CARE AG

                                    By /s/ Dr. K.-D. Schwab
                                       -----------------------------------------
                                       Name: Dr. K.-D. Schwab
                                       Title: SVP Finance

                                    By /s/ Dr. D. Blumenhagen
                                       -----------------------------------------
                                       Name: Dr. D. Blumenhagen
                                       Title: Treasurer

                                    NMC DO BRASIL LTDA.,
                                    a Brazil corporation

                                    By /s/ Joao Padrinsui
                                       -----------------------------------------
                                       Name: Joao Padrinsui
                                       Title: Manager

                                    NATIONAL MEDICAL CARE OF SPAIN, S.A.,
                                    a Spanish corporation

                                    By /s/ Dr. E. Gatti and J. Allen
                                       -----------------------------------------
                                       Name: Dr. E. Gatti and J. Allen
                                       Title: Board Members

                                    NATIONAL MEDICAL CARE OF TAIWAN, INC.,
                                    a Delaware corporation

                                    By /s/ Marc Lieberman
                                       -----------------------------------------
                                       Name: Marc Lieberman
                                       Title: Assistant Treasurer

                                    NMC CENTRO MEDICO NACIONAL, LDA.,
                                    a Portuguese corporation

                                    By /s/ J. Allen
                                       -----------------------------------------
                                       Name: J. Allen
                                       Title: Board Member

                                    FRESENIUS MEDICAL CARE ARGENTINA, S.A.,
                                    as successor by merger to
                                    NMC DE ARGENTINA, S.A.,
                                    an Argentine corporation

                                    By /s/ Guido Yagupsky
                                       -----------------------------------------
                                       Name: Guido Yagupsky
                                       Title: Board Member

                                    FRESENIUS USA, INC.,
                                    a Massachusetts corporation

                                    By /s/ Ben J. Lipps
                                       -----------------------------------------
                                       Name: Ben J. Lipps
                                       Title: President

                                    FRESENIUS MEDICAL CARE DEUTSCHLAND GmbH, a German corporation

                                    By /s/ Dr. K.-D. Schwab
                                       -----------------------------------------
                                       Name: Dr. K.-D. Schwab
                                       Title: SVP Finance

                                    By /s/ Dr. D. Blumenhagen
                                       -----------------------------------------
                                       Name: Dr. D. Blumenhagen
                                       Title: Treasurer

                                    FRESENIUS MEDICAL CARE GROUPE FRANCE
                                    (formerly known as Fresenius Groupe
                                    France S.A.), a French corporation

                                    By /s/ Dr. A. Stopper and Dr. E. Gatti
                                       -----------------------------------------
                                       Name: Dr. A. Stopper and Dr. E. Gatti
                                       Title: Board Members

                                    FRESENIUS MEDICAL CARE HOLDING, S.p.A.,
                                    an Italian corporation

                                    By /s/ Dr. A. Stopper and Dr. E. Gatti
                                       -----------------------------------------
                                       Name: Dr. A. Stopper and Dr. E. Gatti
                                       Title: Board Members

                                    FRESENIUS MEDICAL CARE ESPANA S.A.,
                                    a Spanish corporation

                                    By /s/ Dr. E. Gatti
                                       -----------------------------------------
                                       Name: Dr. E. Gatti
                                       Title: Board Member

                                    FRESENIUS MEDICAL CARE MAGYAROSZA KfG,
                                    a Hungarian corporation

                                    By /s/ Norman Erhard
                                       -----------------------------------------
                                       Name: Norman Erhard
                                       Title: General Manager

GUARANTORS:                   FRESENIUS MEDICAL CARE HOLDINGS, INC.,
                                    a New York corporation formerly known
                                    as WRG-NY

                                    By /s/ Ben J. Lipps
                                       -----------------------------------------
                                       Name: Ben J. Lipps
                                       Title: President

                                    NATIONAL MEDICAL CARE, INC.,
                                    a Delaware corporation

                                    By /s/ Ben J. Lipps
                                       -----------------------------------------
                                       Name: Ben J. Lipps
                                       Title: President

                                    BIO-MEDICAL APPLICATIONS MANAGEMENT CO.,
                                    INC., a Delaware corporation

                                    By /s/ Patrick Moriarty
                                       -----------------------------------------
                                       Name: Patrick Moriarty
                                       Title: Vice President

                                    LIFECHEM, INC.,
                                    a Delaware corporation

                                    By /s/ Patrick Moriarty
                                       -----------------------------------------
                                       Name: Patrick Moriarty
                                       Title: Assistant Treasurer

                                    FRESENIUS MEDICAL CARE AG,
                                    a German corporation

                                    By /s/ Dr. K.-D. Schwab
                                       -----------------------------------------
                                       Name: Dr. K.-D. Schwab
                                       Title: SVP Finance

                                    By /s/ Dr. D. Blumenhagen
                                       -----------------------------------------
                                       Name: Dr. D. Blumenhagen
                                       Title: Treasurer

                                    FRESENIUS USA, INC.,
                                    a Massachusetts corporation

                                    By /s/ Ben J. Lipps
                                       -----------------------------------------
                                       Name: Ben J. Lipps
                                       Title: President

                                    FRESENIUS MEDICAL CARE DEUTSCHLAND
                                    GmbH, a German corporation

                                    By /s/ Dr. K.-D. Schwab
                                       -----------------------------------------
                                       Name: Dr. K.-D. Schwab
                                       Title: SVP Finance

                                    By /s/ Dr. D. Blumenhagen
                                       -----------------------------------------
                                       Name: Dr. D. Blumenhagen
                                       Title: Treasurer

                                    FRESENIUS MEDICAL CARE GROUPE FRANCE,
                                    a French corporation (formerly known as
                                    Fresenius Groupe France S.A.)

                                    By /s/ Dr. A. Stopper and Dr. E.Gatti
                                       -----------------------------------------
                                       Name: Dr. A. Stopper and Dr. E. Gatti
                                       Title: Board Members

                                    FRESENIUS SECURITIES, INC.,
                                    a California corporation

                                    By /s/ Ben J. Lipps
                                       -----------------------------------------
                                       Name: Ben J. Lipps
                                       Title: President

                                    NEOMEDICA, INC.,
                                    a Delaware corporation

                                    By /s/ Patrick Moriarty
                                       -----------------------------------------
                                       Name: Patrick Moriarty
                                       Title: Treasurer

                                    FMC FINANCE S.A.,
                                    a Luxembourg corporation

                                    By /s/ J. Allen
                                       -----------------------------------------
                                       Name: J. Allen
                                       Title: Board Member

                                    FMC TRUST FINANCE S.a.r.l. LUXEMBOURG,
                                    a Luxembourg corporation

                                    By /s/ Dr. A. Stopper
                                       -----------------------------------------
                                       Name: Dr. A. Stopper
                                       Title: General Manager

PAYING AGENT:                       NATIONSBANK, N.A.,
                                    as Paying Agent for and on behalf of the Lenders

                                    By /s/ Ashley M. Crabtree
                                       -----------------------------------------
                                       Ashley M. Crabtree
                                       Senior Vice President

                           CONSENT TO AMENDMENT NO. 7


NationsBank, N.A., as Paying Agent
101 N. Tryon Street, 15th Floor
NC1-001-15-04
Charlotte, North Carolina 28255
Attn:  Cindy Harmon, Agency Services

         Re: Credit Agreement dated as of September 27, 1996 (as amended and modified, the "CREDIT AGREEMENT") among National Medical Care, Inc., the other Borrowers, Guarantors and Lenders identified therein and NationsBank, N.A., as Paying Agent. Terms used but not otherwise defined shall have the meanings provided in the Credit Agreement.

                  Amendment No. 7 dated December __, 1998 (the "SUBJECT AMENDMENT") relating to the Credit Agreement


Ladies and Gentlemen:

         This should serve to confirm our receipt of, and consent to, the Subject Amendment. We hereby authorize and direct you, as Paying Agent for the Lenders, to enter into the Subject Amendment on our behalf in accordance with the terms of the Credit Agreement upon your receipt of such consent and direction from the Required Lenders, and agree that Company and the other Credit Parties may rely on such authorization.



                                          Sincerely,



                                          --------------------------------------
                                                   [Name of Lender]

                                          By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                     ANNEX A
                               to Amendment No. 7


                                 SCHEDULE 3.16-1

                       Form of Borrower Joinder Agreement


         THIS BORROWER JOINDER AGREEMENT (the "AGREEMENT"), dated as of ________________, 19__, is by and between ______________________, a
________________ (the "APPLICANT BORROWER"), and NATIONSBANK, N.A., in its capacity as Paying Agent under that certain Credit Agreement (as amended and modified, the "CREDIT AGREEMENT"), dated as of September 27, 1996, by and among NATIONAL MEDICAL CARE, INC., a Delaware corporation, and certain subsidiaries and affiliates (the "BORROWERS"), the Guarantors identified therein, the Lenders and NationsBank, N.A., as Paying Agent. All of the defined terms in the Credit Agreement are incorporated hereby by reference.

         The Applicant Borrower has indicated its desire to become a Designated Borrower pursuant to Section 3.16 of the Credit Agreement.

         Accordingly, the Applicant Borrower hereby agrees as follows with the Paying Agent, for the benefit of the Lenders:

         1. The Applicant Borrower hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Applicant Borrower will be deemed to be a party to the Credit Agreement and a Designated Borrower for all purposes of the Credit Agreement and the other Credit Documents, and shall have all of the obligations of a Borrower thereunder as if it has executed the Credit Agreement and the other Credit Documents. The Applicant Borrower hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Documents, including without limitation (i) all of the representations and warranties of the Credit Parties set forth in Section 6 of the Credit Agreement, and (ii) all of the affirmative and negative covenants set forth in Sections 7 and 8 of the Credit Agreement.

         The Applicant Borrower requests approval [as a Primary Borrower[, a Co-Borrower] and] of a Designated Borrower Limit of $__________. Unless it is a Co-Borrower or it is approved by the Required Lenders, the Applicant Borrower will not be a Primary Borrower.

         2. The Applicant Borrower acknowledges and confirms that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto. The information on the Schedules to the Credit Agreement and the Pledge Agreement are amended to provide the information shown on the attached SCHEDULE A.

         3. National Medical Care, Inc. ("NMC") confirms that all of its obligations under the Credit Agreement are, and upon the Applicant Borrower becoming a Designated Borrower shall continue to be, in full force and effect. NMC further confirms that immediately upon the Applicant Borrower becoming a Designated Borrower the term "Obligations", as used in the Credit Agreement, shall include all Obligations of such Designated Borrower under the Credit Agreement and under each other Credit Document.

         4. The Applicant Borrower hereby agrees that upon becoming a Designated Borrower it will assume all Obligations of a Borrower as set forth in the Credit Agreement [Co-Borrowers only: and all Obligations of the Company and the other Co-Borrowers (if any) thereunder in respect of outstanding Revolving Loans and outstanding Domestic Swingline Loans and that its liability in respect of the Obligations shall be joint and several with the other Co-Borrowers].

         5. Each of NMC and the Applicant Borrower agrees that at any time and from time to time, upon the written request of the Paying Agent, it will execute and deliver such further documents and do such further acts and things as the Paying Agent may reasonably request in order to effect the purposes of this Certificate.

         6. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

         7. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York.



                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the Applicant Borrower has caused the Borrower Joinder Agreement to be duly executed by its authorized officers, and the Paying Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.




                                    APPLICANT BORROWER:

                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:



                                    NATIONAL MEDICAL CARE, INC.,
                                    a Delaware corporation

                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:



                                    Acknowledged and accepted:

                                    NATIONSBANK, N.A., as Paying Agent

                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                     ANNEX B
                               to Amendment No. 7

                             DESIGNATED CO-BORROWERS


LifeChem, Inc.
Bio-Medical Applications of Alabama, Inc.
Bio-Medical Applications of Florida, Inc.
Bio-Medical Applications of Georgia, Inc.
Bio-Medical Applications of Indiana, Inc.
Bio-Medical Applications of Kentucky, Inc.
Bio-Medical Applications of Louisiana, Inc.
Bio-Medical Applications of Maryland, Inc.
Bio-Medical Applications of Massachusetts, Inc.
Bio-Medical Applications of North Carolina, Inc.
Bio-Medical Applications of Ohio, Inc.
Bio-Medical Applications of Pennsylvania, Inc.
Bio-Medical Applications of South Carolina, Inc.
Bio-Medical Applications of Texas, Inc.
Bio-Medical Applications of Virginia, Inc.